Exhibit 10.19

***  Where this marking appears throughout this Exhibit 10.19, information has been omitted pursuant to a request for confidential treatment; a complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

FOURTH AMENDED AND RESTATED
INDEPENDENT AGENCY AGREEMENT

THIS FOURTH AMENDED AND RESTATED INDEPENDENT AGENCY AGREEMENT (this “Agreement”) is entered into as of the 2nd day of June, 2008, to be effective as set forth in Section 37 below, by and between ACE Cash Express, Inc., a Texas corporation (“ACE”), and NetSpend Corporation, a Delaware corporation (“NetSpend”). ACE and NetSpend are collectively referred to in this Agreement as the “Parties.”

WHEREAS, ACE offers financial products and services to its customers, both through neighborhood brick and mortar store fronts (“Stores”) and through its website on the internet (the “ACE Website”);

WHEREAS, NetSpend is a processor and program manager for certain prepaid debit cards issued by the Issuing Banks (as hereinafter defined), using NetSpend’s proprietary technology, business methods, services, and processes that are together used to facilitate the activation, reload, sale, use, reporting and regulatory compliance related to such prepaid debit cards (the “NetSpend System”);

WHEREAS, the Parties have entered into that certain Third Amended and Restated Independent Agency Agreement, dated as of January 1, 2004 (as amended to date, the “Prior Agreement”), which provides for, among other things, ACE and certain of its or its affiliates’ franchisees to act as independent agents (i) to receive for delivery to NetSpend sign-up information and applications for prepaid debit cards that are distributed, sold and serviced by NetSpend (“NetSpend Cards”), (ii) to provide for the reloading of, or the withdrawal of value from, NetSpend Cards via point-of-sale swipe transactions, (iii) to deliver to the Issuing Bank application fees for NetSpend Cards and funds tendered by customers to ACE for the purpose of reloading NetSpend Cards and (iv) to offer to its customers certain other services related to the NetSpend Cards as set forth therein;

WHEREAS, the Parties desire to enter into this Agreement in order to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Agency Appointment.  NetSpend hereby appoints ACE, and those franchisees (if any) of ACE or any of ACE’s affiliates that (i) elect, by agreement with ACE, to participate and who are approved for participation by NetSpend, as NetSpend’s independent agent to provide retail agent services as set forth in Sections 2 and 4 (the “Agent Services”) during the term of this Agreement and (ii) execute and deliver to NetSpend an agreement, in form and substance reasonably satisfactory to NetSpend, pursuant to which such franchisee becomes entitled to the same rights and subject to the same responsibilities as are applicable to ACE with respect to its provision of the relevant Agent Services hereunder.  In addition, the Parties acknowledge and

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agree that NetSpend, ACE and the issuer of any NetSpend Cards subject to this Agreement (any such issuer, the “Issuing Bank”) shall enter into a Third Party Agency Agreement setting forth certain obligations among the parties thereto (any such agreement, the “Bank Agreement”).  It is acknowledged and agreed that MetaBank, a federally chartered savings association (“Meta”), is currently the issuer of the NetSpend Cards offered in ACE locations pursuant to this Agreement.  The Parties acknowledge that certain terms of ACE’s appointment as an agent for the Issuing Bank shall be governed and administered pursuant to the terms of this Agreement and that any rights and obligations imposed upon either of the Parties under the Bank Agreement shall be supplemental to and not in lieu of (and shall not supersede) those imposed under this Agreement.  It is also acknowledged that the Issuing Bank is a third-party beneficiary of certain rights granted under this Agreement to NetSpend in certain circumstances.  Except as otherwise expressly provided in the Bank Agreement, such limited grant of third party rights to the Issuing Bank under the Bank Agreement shall not be deemed to impose upon the Issuing Bank any of the obligations of NetSpend under this Agreement, and ACE agrees that, except as otherwise provided in the Bank Agreement, its exclusive remedy upon any breach of this Agreement by NetSpend shall be to seek redress from NetSpend or its successors in the manner provided by law and this Agreement. NetSpend and ACE are subject to supervision, examination and regulation as provided by applicable federal and state law and regulations, as in effect from time to time, as well as any applicable commitments under contracts to which either such Party is a party from time to time.  With respect to any franchisee of ACE or any of its affiliates that elects in accordance with this Section 1 to participate as NetSpend’s independent agent to provide the Agent Services, ACE shall inform such franchisee of its obligations to NetSpend hereunder.

2.                                       Agent Services.  To the extent and where permitted by applicable law and during the term of this Agreement, ACE shall provide the following Agent Services at the Participating Stores (as hereinafter defined) during their normal business hours:

(a)                            make available to its customers applications for NetSpend Cards, accept applications for NetSpend Cards for delivery to NetSpend, accept corresponding application fees from customers, and issue Temporary Cards (as hereinafter defined);

(b)                           receive for delivery to the Issuing Bank voluntary payments from customers, in the form of cash only, to add or “load” funds to the accounts associated with their NetSpend Cards via point-of-sale swipe transactions (“Card Payments”);

(c)                            permit customers to withdraw funds from the accounts associated with such customer’s NetSpend Cards via point-of-sale swipe transactions (“Cash Withdrawals”);

(d)                           make available to, and accept applications from, customers to enroll or participate in programs or features with respect to the NetSpend Cards as NetSpend and ACE shall mutually agree upon from time to time, which shall include, without limitation, (i) enrollment in the direct deposit program offered by NetSpend with respect to the NetSpend Cards and (ii) the marketing and sale of NetSpend Cards that shall be marketed by ACE as “gift” and “payroll” cards; and

(e)                            maintain a link on the ACE website (the “ACE Website Link”), and

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otherwise engage in such marketing as ACE shall determine, to direct ACE customers to a website operated and maintained by NetSpend (the “ACE/NetSpend Acquisition Website”) where such customers shall be able to apply for and, if approved, obtain a NetSpend Card from NetSpend. The content, style and placement of the ACE Website Link shall be determined by ACE in its sole discretion.  NetSpend shall develop the ACE/NetSpend Acquisition Website with the cooperation of ACE and subject to the approval of ACE, which shall not be unreasonably withheld.  The ACE/NetSpend Acquisition Website shall have the “look and feel” of an ACE website, though the NetSpend name, logos, trademarks, tradenames and other intellectual property may also appear.

3.                                       Store Locations.  ACE agrees to offer the Agent Services in substantially all of the Stores owned by ACE (“Owned Stores”).  Notwithstanding the foregoing, it is understood and agreed that ACE shall only be obligated to offer the Agent Services in any of its locations that are (a) in states of the United States (including, without limitation, the District of Columbia) in which each of ACE and NetSpend has applied for and obtained all necessary licenses, permits, and other authorizations to offer and issue the NetSpend Cards and provide the Agent Services and may issue the NetSpend Cards and provide the Agent Services, as applicable, in compliance with all applicable laws, (b) electronically connected with ACE’s central servers at or for ACE’s headquarters without any network impediment to performing the services required by ACE under this Agreement, and (c) not prohibited from offering the Agent Services by the lease or sublease for the location.  ACE will also use commercially reasonable efforts to make available to its franchisees, and the franchisees of any of its affiliates, an opportunity to make the NetSpend Cards available at the franchisees’ retail locations as NetSpend’s independent agent under this Agreement.  The Owned Stores, together with any stores operated by franchisees of ACE or its affiliates that elect, by written agreement with ACE, to make the NetSpend Cards available are individually referred to herein as a “Participating Store” and collectively as the “Participating Stores.” ACE acknowledges and agrees that each Participating Store’s participation in the distribution of NetSpend Cards will be subject to compliance with the requirements outlined in NetSpend’s Distributor Manual, which has been or will be provided to ACE, and subject to NetSpend’s normal distributor due diligence and risk management processes.

4.                                       Additional Responsibilities of ACE.  The following are also Agent Services to be performed:

(a)                            For any transaction involving the Agent Services in a Participating Store, the full amount of each Customer Fee (as hereinafter defined), each Card Payment and each Cash Withdrawal at any Participating Store (collectively, “Customer Transactions”) will be recorded in the Participating Store-based computer and communicated to a central computer located at ACE’s corporate office and electronically reported by ACE to NetSpend.

(b)                           ACE will electronically communicate to NetSpend the information obtained from the customers at the Participating Stores for the purchase of NetSpend Cards or any of the other NetSpend Services.  Such information shall consist of the customer’s name, address, telephone number, social security number and date of birth (collectively, “Customer Data”). ACE will use its commercially reasonable efforts to ensure that the Customer Data is accurately and properly reported.  ACE will comply with its Safeguarding Customer Information Policy, as in

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effect from time to time (the “Privacy Policy”), in connection with its receipt, disclosure and use of any Customer Data.  ACE has previously provided to NetSpend a copy of the Privacy Policy as in effect on the date hereof and will notify NetSpend in writing of any material change to the Privacy Policy.

(c)                            Upon ACE’s processing of any and all Customer Transactions, ACE shall give the customer a standard receipt, which shall indicate the amount, date and type or types of Customer Transactions (i.e., Customer Fees, Card Payments, and/or Cash Withdrawals), and shall indicate a toll-free telephone number for NetSpend (supplied to ACE by NetSpend) by which the Customer may contact NetSpend.

(d)                           Upon request of a customer at a Participating Store who has completed an application for a NetSpend Card, paid the required Customer Fee and made a Card Payment, and upon information from NetSpend that the customer’s application for a NetSpend Card has been accepted by NetSpend, ACE will provide the customer with a temporary blank NetSpend Card (“Temporary Card”) that the customer may then use until NetSpend provides a permanent personal NetSpend Card to the customer.

(e)                            At NetSpend’s request, ACE will discuss with NetSpend making certain Owned Stores available from time to time for purposes of market testing improved NetSpend Cards and NetSpend Services or for purposes of objectively testing consumer response to pricing or other changes to existing NetSpend Cards and NetSpend Services.

(f)                              ACE shall not, as a precondition to a customer “loading” funds onto a NetSpend Card, require such customer to obtain any card issued by ACE, whether such card provides loyalty benefits to the customer or otherwise.

5.                                       Responsibilities of NetSpend.

(a)                            NetSpend will at its own expense prepare and deliver to ACE a sufficient quantity of marketing materials relating to the NetSpend Cards (which shall include, at a minimum, the marketing materials provided by NetSpend to ACE immediately prior to the Effective Date, including, without limitation, as requested by ACE, those set forth on Schedule 4 hereto) and a sufficient number of Temporary Cards as may be necessary for ACE to perform the Agent Services at each of the Participating Stores.  The marketing materials shall be delivered by means of bulk deliveries to such ACE personnel per district or region of Participating Stores as shall be designated by ACE.  The Temporary Cards shall be delivered directly to the Participating Stores.  ACE shall have no responsibility to NetSpend for any lost or stolen Temporary Cards or marketing materials necessary for ACE otherwise to perform the Agent Services.  ACE may order additional Temporary Cards from NetSpend to adequately fill requests from customers.  Orders placed by ACE may be canceled by ACE at any time.  NetSpend will at its own expense deliver the ordered Temporary Cards within ten (10) Business Days (as hereinafter defined) after ACE’s order.

(b)                           Following the time that an application for a NetSpend Card is submitted by ACE to NetSpend, NetSpend will process the request and inform ACE whether or not such

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customer has been approved to receive a NetSpend Card.  In the event such customer is approved, ACE will provide such Customer with a Temporary Card, and NetSpend shall thereafter deliver to such customer a permanent NetSpend Card.  NetSpend will deliver such NetSpend Card to the address indicated on such Customer’s application within ten (10) Business Days after an application is made available to NetSpend.

(c)                            NetSpend will establish (without the need for any consent or approval of ACE) the fees it charges and receives from customers related to NetSpend Cards and the services related thereto (the “NetSpend Services”), except to the extent such fees constitute Customer Fees charged by ACE for which authority to determine the amount of such fee has been granted to ACE pursuant to Schedule 2 hereto.  NetSpend will, however, provide ACE at least thirty (30) days’ prior written notice of any change in the fees it charges to customers.

(d)                           NetSpend shall develop, operate and maintain the ACE/NetSpend Acquisition Website in accordance with Section 2(e).  NetSpend shall additionally develop, operate and maintain a website dedicated to servicing its customers, including, without limitation, the customers of ACE that purchase NetSpend Cards through the ACE/NetSpend Acquisition Website or otherwise (the “NetSpend Service Website’).  NetSpend shall have the right to make changes to the NetSpend Service Website from time to time in its sole discretion without the consent of ACE.

(e)                            At the request of ACE, Netspend shall, through a joint initiative of NetSpend and ACE, issue to all full-time employees of ACE who choose to open a “NetSpend Direct Account” a NetSpend Card (containing at least such functionality as is provided on NetSpend Cards offered at Participating Stores on the Effective Date) without requiring such employees to pay any application or other fee (other than NetSpend ATM fees) for such NetSpend Card (each, an “ACE Employee Account” and such program, the “ACE Employee Account Program”).  As part of the NetSpend Services for the ACE Employee Account Program, NetSpend shall also perform the services set forth on Schedule 5 hereto.  For the avoidance of doubt, the NetSpend Cards obtained by ACE employees pursuant to the ACE Employee Account Program that are tied to a “NetSpend Direct Account” shall be deemed to be ACE/NetSpend Cards (as defined in Schedule 3 hereto) for the purposes of calculating the NetSpend Fees payable to ACE in accordance with Section 6(b) and Schedule 3 hereto.  ACE will make available to all of its full-time employees, in jurisdictions where the ACE Employee Account Program is offered, all marketing, disclosure and enrollment materials prepared and provided by NetSpend, and approved by ACE, for the ACE Employee Account Program.  With respect to the ACE Employee Account Program, ACE shall be solely responsible for compliance with all federal, state and local laws, rules and regulations relating to payroll, compensation and employment matters.  Upon the mutual agreement of the Parties, the ACE Employee Account Program may be provided by an affiliate of NetSpend offering payroll card services.

(f)                              NetSpend shall maintain and provide to ACE on a monthly basis (or such other interval of time as specified in Schedule 6 or as the Parties shall agree in writing) standard and customized reports containing the information set forth in Schedule 6 hereto relating to the issuances of ACE/NetSpend Cards and the provision of NetSpend Services (as hereinafter defined) to customers holding ACE/NetSpend Cards; provided, however, that prior to the date

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that is six (6) months from Effective Date, NetSpend shall only be obligated under this Section 5(f) to provide such reports as specified in Schedule 6 as NetSpend was obligated to provide under the Prior Agreement.  Schedule 6 may be updated from time to time to include additional reports as agreed to by the Parties.

(g)                           As between NetSpend and the Issuing Bank, on the one hand, and ACE, on the other hand, NetSpend will be solely responsible, alone or through contracts with third parties, for the determination of the customers to whom or which NetSpend Cards are issued, for the issuance of the NetSpend Cards, for the provision of all NetSpend Services and for the production and delivery of numbered accounts, reports, invoices, and statements to, and its relationship with, customers.  This responsibility of NetSpend and the Issuing Bank includes, without limitation, responding to and satisfying any customers’ complaints regarding the availability and quality of the NetSpend Cards and the NetSpend Services.  In addition, NetSpend will use commercially reasonable efforts to comply with the service requirements set forth on Schedule 7 attached hereto.

6.                                       Fees.

(a)                            ACE shall charge customers the service fees for the Agent Services as set forth in Schedule 2  hereto (collectively, the “Customer Fees”).  The Customer Fees shall be allocated between ACE and NetSpend as set forth in Schedule 2 hereto and shall be transmitted by ACE to the Issuing Bank on behalf of NetSpend (to the extent of NetSpend’s portion of such Customer Fees) in the manner set forth in Schedule 1 hereto.

(b)                           NetSpend agrees to pay to ACE additional fees (the “NetSpend Fees”) with respect to Agent Services provided by ACE on the terms and conditions set forth in Schedule 3 hereto.  The NetSpend Fees shall be transmitted to ACE in the manner set forth in Schedule 1 hereto.

7.                                       Exclusivity.

(a)                            ACE agrees that, except as set forth in this Agreement, neither ACE nor any direct or indirect subsidiary of ACE shall, by itself or in conjunction with others, directly or indirectly, during the term of this Agreement ***.  ACE agrees that neither ACE nor any direct or indirect subsidiary of ACE shall, by itself or in conjunction with others, directly or indirectly, during the term of this Agreement ***.  The restrictions contained in this Section 7(a) shall not apply to ***.

(b)                           Notwithstanding the provisions of Section 7(a) or anything to the contrary in this Agreement, in the event that, at any time during the term of this Agreement, ACE desires to ***, ACE shall notify NetSpend of ***.  Following its receipt of ***, NetSpend shall notify ACE, within *** days of the receipt of ***.  In the event that NetSpend notifies ACE of ***, NetSpend shall, in the *** day period thereafter, ***.  In the event that ***, Section 7(a) shall no longer apply to ***.

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8.                                       Marketing; Card Branding.

(a)                            ACE will make available in its Participating Stores marketing information as set forth on Schedule 4 hereto and such other materials supplied by NetSpend and approved by ACE, in its sole discretion.  NetSpend agrees that ACE shall be entitled to develop and market NetSpend Cards with such card appearance, including skin design and designation or brand as shall be created by ACE (which shall include, without limitation, NetSpend Cards designed and branded as “ACE” cards).  NetSpend shall assist ACE with the design and production of such NetSpend Cards and shall facilitate the distribution of NetSpend Cards with such skin designs to customers who have purchased a NetSpend Card at a Participating Store or on the ACE/NetSpend Acquisition Website.  As between ACE and NetSpend, NetSpend acknowledges and agrees that ACE shall retain the ownership rights in the skin design of any NetSpend Card conceived of and created by ACE (with the assistance of NetSpend as set forth above) and shall retain the ownership rights for its previously developed card skin designs set forth on Schedule 8 hereto.  Schedule 8 hereto may be updated from time to time by the Parties to include additional card skin designs conceived of and created by ACE as set forth above.  As between ACE and NetSpend, ACE acknowledges and agrees that NetSpend shall retain the ownership rights in any other skin design created in connection with the development of any ACE/NetSpend Card or otherwise and that NetSpend retains the right and discretion to use for any purpose any such skin design. Any card skin design, designation or brand developed or produced by ACE containing NetSpend’s, the Issuing Bank’s and/or the applicable bank card association’s trade name, trademarks or other intellectual property rights must be approved in writing by NetSpend, such consent not to be unreasonably withheld.

(b)                           NetSpend agrees that it shall ***.

(c)                            NetSpend and ACE agree that they shall continue, as mutually agreed by the Parties in a manner consistent with past practice, ***.

9.                                       Training.  As mutually agreed, ACE and NetSpend shall schedule and conduct information and training seminars or sessions for such ACE personnel as is necessary to enable such ACE personnel to train its store-level employees in marketing and processing applications for the NetSpend Cards and in providing all of the other Agent Services.  If such a seminar or session is scheduled and conducted, ACE will be responsible for having the designated personnel attend the seminar or session, and NetSpend will be responsible for the cost of the facilities for, and for the expenses of its personnel to conduct, the seminar or session, the location and details of such seminar or session to be mutually agreed by the Parties. NetSpend will also make available to ACE the toll-free telephone number NetSpend dedicates to its distributors by which ACE’s employees may pose questions directly to NetSpend and will take such other actions as are reasonably necessary to keep ACE informed of news and developments related to the NetSpend Cards and the products and services offered by NetSpend related thereto.

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10.                                 Deposit and Transmission Procedures.

(a)                            ACE acknowledges and agrees that ACE will receive Card Payments from customers for the express purpose of delivering such funds to the Issuing Bank so that they may be deposited to the accounts associated with their NetSpend Cards. The Card Payments will not be used for, or deposited by ACE in connection with, any operating or general purpose account of ACE or otherwise treated as property of ACE.  It is understood and agreed that the Card Payments are being deposited in an account maintained by the Issuing Bank for NetSpend customers, and that ACE does not maintain any account in respect of the Card Payments.  ACE shall be liable to NetSpend for all Card Payments and NetSpend’s portion of any Customer Fees associated with Agent Services provided at Participating Stores. The deposit and transmission of all funds in connection with this Agreement, including ACE’s acceptance and remittance of Card Payments on behalf of the customers, and its remittance of NetSpend’s portion of any Customer Fees, will be in accordance with Schedule 1 hereto.

(b)                           ACE may provide to all or some of the customers, or may have all or some of the customers sign, an acknowledgement that the NetSpend Cards are being issued only by the Issuing Bank and NetSpend, that ACE is not responsible in any manner for the NetSpend Cards or any of the other products and services provided by NetSpend and/or the Issuing Bank.

(c)                            In connection with the Agent Services, ACE will act in the capacity of a “messenger service” as defined in 12 CFR § 7.1012, as amended from time to time, for payments or other items intended for delivery to the Issuing Bank.

11.                                 Intellectual Property.

(a)                            ACE may use NetSpend’s name, trade names, trademarks, service marks, drawings, logos, symbols and other indicia of origin as provided to ACE by NetSpend (“NetSpend Marks”) as necessary or reasonably appropriate to advertise and perform the Agent Services and any of its other obligations under this Agreement.  NetSpend may use ACE’s name, trade names, trademarks, service marks, drawings, logos, symbols and other indicia of origin as provided to NetSpend by ACE (“ACE Marks” and, together with the NetSpend Marks, the “Marks”) as necessary or reasonably appropriate to advertise and promote the Agent Services and to perform any of its other obligations under this Agreement.  Nevertheless, each Party shall limit such usage to programs and placements that have been previously approved in writing by the other Party. ACE and NetSpend each own all right, title and interest in and to their respective Marks, along with all related intellectual property rights and associated goodwill.  A Party will comply with the guidelines and procedures established by the other party with respect to its use of such Party’s Marks and will otherwise cooperate and agree upon the details of such identification.  A Party will not modify or alter the other Party’s Marks and will include an appropriate trademark notice (e.g., ® or ™, as the case may be) with each use of any of such Marks.  Neither Party will adopt brands, logos, trademarks, trade name or other marks which are the same as or confusingly similar to the Marks of the other Party.  In no event and under no circumstances shall a Party use the other Party’s Marks in any manner that is derogatory, negative, likely to confuse a third party as to source of goods or services, or otherwise injurious to the other Party, as determined by the other Party in its sole discretion.  Upon expiration or earlier termination of this Agreement, each

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Party will immediately cease all display, advertising and use of all Marks of the other Party.

(b)                           No right, title or interest in, to or under any existing copyright, patent, trademark or trade secret (collectively, the “Existing Proprietary Rights”) of any Party are created or assigned or otherwise transferred to the other Party pursuant to this Agreement.  Nothing in this Agreement constitutes a work for hire agreement, and nothing in this Agreement constitutes an agreement by a Party to assign or otherwise convey title to any Existing Proprietary Rights to the other Party.  Each Party will retain full ownership of and title to all equipment, materials, hardware, software, inventions, innovations and other tangible and intangible property provided by or developed by such Party in connection with this Agreement.  As between ACE and NetSpend, NetSpend will own the NetSpend Cards, any information and data associated with account activity of customers, the NetSpend System and any modifications, enhancements and derivative works of the foregoing and any intellectual property rights related thereto.

12.                                 Refunds; Reversals; Adjustments.  Any reversal or adjustment by ACE to any receipt of funds by ACE for remittance to the Issuing Bank (an “Adjustment”) will be effective only when both of the following have occurred: (a) such Adjustment is communicated electronically to NetSpend and (b) NetSpend has confirmed electronically its receipt of such Adjustment and its approval of such Adjustment.  Upon receipt by NetSpend of an electronic communication by ACE of an Adjustment, NetSpend will immediately acknowledge receipt electronically and approve or disapprove such Adjustment.  NetSpend shall be entitled to disapprove an Adjustment only if it has already paid a mistaken amount on a NetSpend Card.  ACE acknowledges that it is obligated for any mistake in any financial data or funds delivered by ACE to the Issuing Bank and/or NetSpend (as applicable) pursuant to this Agreement which requires Adjustment at all times prior to the time NetSpend acknowledges receipt of and approves (or is deemed to have acknowledged receipt of and approved) the Adjustment in question.  After ACE electronically communicates any Adjustment to NetSpend and NetSpend acknowledges and approves (or is deemed to have acknowledged and approved) the Adjustment, ACE will have no further obligation relating to any payment made on that NetSpend Card in a mistaken amount or otherwise for any liability or cost of NetSpend and/or the Issuing Bank relating to the data or funds subsequently adjusted.  If NetSpend disapproves an Adjustment in accordance with this Section 12, then ACE will be obligated for that mistake in any financial data or funds delivered or communicated by ACE to the Issuing Bank and/or NetSpend pursuant to this Agreement for which the Adjustment was disapproved.  ACE agrees that it shall remit to the Issuing Bank the full amount of funds received by ACE (except for ACE’s portion of any Customer Fees) in accordance with Schedule 1; and the Parties agree that any Adjustment with respect to the actual amount of funds received by ACE will be reconciled within one Business Day after the Adjustment is communicated by ACE.

13.                                 Representations and Warranties of NetSpend.  NetSpend represents, warrants, and covenants to ACE that, to the extent related to the NetSpend Cards and the services offered and provided by NetSpend to customers and otherwise related to the performance of its obligations under this Agreement and the Prior Agreement, (a) it is in compliance in all material respects with all federal, state, and local laws and regulations, as well as any applicable orders, rules, agreements, and settlements to which NetSpend is a party, relating to the activities contemplated by this Agreement and the Prior Agreement; (b) any and all licenses, permits, and other

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authorizations required by federal, state, and local laws (collectively, the “NetSpend Authorizations”) have been obtained, are in full force and effect, and are valid under applicable federal, state, and local laws; (c) the continuation, validity, and effectiveness of all the NetSpend Authorizations shall not be impaired or adversely affected by the terms hereof; and (d) it will maintain the effectiveness of all of the NetSpend Authorizations, or obtain new or additional NetSpend Authorizations, as necessary to permit it to perform its obligations under this Agreement.

14.                                 Representations and Warranties of ACE.  ACE represents, warrants, and covenants to NetSpend that, to the extent related to the Agent Services under this Agreement and the Prior Agreement, (a) it is in compliance in all material respects with all federal, state, and local laws and regulations, as well as any applicable orders, rules, agreements, and settlements to which ACE is a party, relating to the activities contemplated by this Agreement and the Prior Agreement; (b) any and all licenses, permits, and other authorizations required by federal, state and local laws (collectively, the “Agent Authorizations”) have been obtained, are in full force and effect, and are valid under applicable federal, state, and local laws; (c) the continuation, validity, and effectiveness of all of the Agent Authorizations shall not be impaired or adversely affected by the terms hereof; and (d) it will maintain in effect the Agent Authorizations, or obtain new or additional Agent Authorizations, as necessary to permit it to perform its obligations under this Agreement.

15.                                 Representations and Warranties of Each of the Parties.  Each Party represents and warrants to the other as of the Effective Date:

(a)                            Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, is duly qualified and in good standing as a foreign corporation in every state in which the character of its business requires such qualification (except where the failure to obtain such foreign qualification would not have a material adverse effect on such Party’s business) and has the power to own its property and carry on its business as now conducted.

(b)                           The execution and delivery by such Party of this Agreement, the consummation by such Party of the transactions contemplated hereby and the compliance by the such Party with the terms of this Agreement, (i) are within such Party’s power and authority and (ii) have been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party, enforceable in accordance with its terms.

(c)                            Neither the execution and delivery of this Agreement by such Party nor the performance by such Party of its obligations hereunder requires any consent, authorization, approval, notice to or other action by or in respect of, or filing with, any third party or any governmental body or agency.

16.                                 Payment of Taxes.  NetSpend will pay when due all federal excise taxes and all state and local use or sales taxes imposed in connection with the provision of NetSpend Cards and the services provided by NetSpend in connection with the NetSpend Cards.  ACE will pay

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when due all federal excise taxes and all state and local use or sales taxes imposed in connection with funds collected by it for the Agent Services to the extent such taxes can be collected from the customer.  Each Party will also file when due all required tax returns required to be filed in connection with its business and with the collection and remittance of any applicable excise, use, or sales taxes for which it bears responsibility under this Section 16.  NetSpend will indemnify ACE for, and hold ACE harmless from and against, any such taxes imposed on or due by the Issuing Bank.  For the avoidance of doubt, this Section 16 shall apply to periods both before and after the Effective Date.

17.                                 Term; Termination.

(a)                            The term of this Agreement begins on the Effective Date and shall continue until terminated in accordance with the next sentence or in accordance with Section 17(b).  Either Party may cause the term of this Agreement to expire at 11:59 p.m. (Central Time) on March 31, 2016 or on any anniversary of that date (March 31, 2016 and any anniversary of that date, the “Annual Expiration Date”) by giving written notice to the other Party of the notifying Party’s intent to terminate this Agreement at least 270 days before the Annual Expiration Date; if that notice is timely given, the term of this Agreement shall expire on the Annual Expiration Date immediately following the date on which that notice was given.  Any other reference in this Agreement to the “termination” of this Agreement shall include, without limitation, the expiration of the term set forth in this Section 17(a).

(b)                           Either Party may terminate this Agreement before the expiration of the term set forth in Section 17(a), by giving the other Party written notice of termination, upon any of the following events of default by the other Party: (i) the other Party fails to pay any amount when due under this Agreement and that payment failure continues for ten Business Days after written notice of that payment failure is given by the Party entitled to payment; (ii) the other Party continues its failure to perform, or fails to cure or correct any nonperformance of, any of its obligations under this Agreement (other than a payment or other obligation addressed in the immediately preceding clause) for thirty (30) days after written notice of that failure (which describes the failure with reasonable specificity) is given by the Party entitled to performance; (iii) any bankruptcy, insolvency, liquidation, dissolution, or similar action or proceeding is instituted, commenced, or acquiesced in by the other Party or, if instituted or commenced involuntarily against the other Party, is not stayed or dismissed within sixty (60) days after that involuntary institution or commencement; (iv) the other Party otherwise becomes insolvent, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefits of its creditors, or enters into any workout or similar arrangement with its creditors; (v) the Issuing Bank terminates its agreement(s) with NetSpend pursuant to which NetSpend offers ACE/NetSpend Cards and NetSpend is unable to make alternative arrangements with a Successor Bank in accordance with the terms of Section 18 (other than due to refusal, failure or delay by ACE in entering into an agreement with such Successor Bank) within a commercially reasonable time period thereafter; or (vi) any Party receives a cease & desist order from its regulatory authority with respect to the activities contemplated by this Agreement.  Whenever in this section the term “Party” is used in relation to rights of ACE to terminate this Agreement for the action or inaction, or an event involving, the other Party, ACE shall have the same termination rights with

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respect to any such action or inaction by, or event involving, either NetSpend or the Issuing Bank.  The Parties may also terminate this Agreement by mutual written consent.

(c)                            Notwithstanding clause (ii) of Section 17(b), the Parties agree that a Party’s inability or unwillingness to secure, or loss of, any governmental or regulatory license or authorization in any particular state of the United States, including (without limitation) the District of Columbia (a “Lost State”), while maintaining necessary governmental or regulatory licenses or authorizations in one or more other states, shall not alone (i.e., without any other failure to perform by that Party) give the other Party a right to terminate this Agreement as a whole, but will give the other Party the right to cease performing those of its obligations hereunder, after the loss of, or failure to obtain within a reasonable time, that license or authorization, which arise or are performable only in, or correspond to or facilitate the performance of the first Party of its obligations hereunder in, the Lost State.

(d)                           A Party’s termination of this Agreement under Section 17(b) shall not be its exclusive remedy for any default by the other Party or affect such other Party’s responsibility for performing its obligations under this Agreement.

(e)                            Upon termination of this Agreement, each Party shall cease all theretofore permitted use of the other Party’s name, tradenames, trademarks, servicemarks, and logos.  Upon termination of this Agreement, NetSpend agrees to (i) continue in good faith in the performance of the services related to the NetSpend Cards pursuant to the terms and provisions of this Agreement until ACE transfers such card services to an alternative card processor(s) and/or card-issuing bank association(s) selected by ACE and (ii) cooperate with ACE and use its best efforts to assist ACE in the transfer of such card services to card processor(s) and/or card-issuing banking association(s) selected by ACE.  ACE shall continue to receive its portion of the Customer Fees and the NetSpend Fees until such migration has been completed, which shall occur no later than twelve (12) months from the date of termination of this Agreement.

18.                                 Successor Bank.  Any other provision of this Agreement or the Bank Agreement to the contrary notwithstanding, NetSpend shall have the right at any time with the prior approval of ACE, not to be unreasonably withheld, conditioned or delayed, to cause a national bank, federal savings bank or federal savings association (each such institution, a “Successor Bank”) to become an additional or alternative issuer of NetSpend Cards contemplated to be distributed under the terms of this Agreement (such Successor Bank to be an Issuing Bank for all purposes under this Agreement).  If NetSpend determines that it would be desirable or advantageous to engage a Successor Bank to serve as an Issuing Bank, NetSpend shall consult with ACE regarding the engagement of such Successor Bank during the sixty (60) day period following ACE’s receipt of notice of NetSpend’s desire to engage such Successor Bank.  ACE agrees that it will enter into an agreement (the “Successor Bank Agreement”) comparable in terms and effect to the Bank Agreement with NetSpend and any such Successor Bank (such Successor Bank Agreement to be a Bank Agreement for all purposes under this Agreement), provided that the terms of the Successor Bank Agreement shall be no more burdensome upon ACE in any material respect than is the Bank Agreement.

19.                                 Independent Parties.  Notwithstanding anything to the contrary contained herein,

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this Agreement shall not be construed to provide that a Party in any manner controls the operations of the other Party or the manner in which the other Party complies with its obligations hereunder.  The Parties are independent.  This Agreement does not create or evidence a partnership or joint venture between the Parties, and no Party has any authority hereunder with respect to any of the employees or agents of the other Party.  Each Party is responsible for its own business expenses generally, including (without limitation) expenses of performing its obligations under this Agreement, and for the payment of all taxes relating to its own business activities.  Notwithstanding the foregoing, to the extent required by applicable law, the Issuing Bank’s appointment of NetSpend and NetSpend’s appointment of ACE as the Issuing Bank’s authorized representative will establish an agency relationship, limited strictly to the rights, duties and obligations as set forth herein and in the Bank Agreement.  Accordingly, NetSpend and ACE hereby agree as follows:

(a)                            NetSpend and ACE shall serve as the Issuing Bank’s representative and agent for purposes of rendering the marketing, solicitation, sales and distribution services and other related services as set forth herein;

(b)                           NetSpend and ACE acknowledge the Issuing Bank’s right to monitor and review the activities NetSpend and ACE perform for or on behalf of such Issuing Bank hereunder;

(c)                            NetSpend and ACE acknowledge the statutory authority of the Issuing Bank’s regulators (“Federal Regulator”), to regulate and examine and take an enforcement action pursuant to the federal law against NetSpend or ACE with respect to the activities performed by NetSpend or ACE as an agent or representative of the Issuing Bank;

(d)                           Each Issuing Bank shall provide NetSpend and ACE with information and training that ACE understands are designed to ensure that NetSpend and ACE will be adequately informed about the Issuing Bank’s products and services offered hereunder, including the distinctions between insured and non-insured products, and relevant law that may apply to the marketing, solicitation and customer service activities instituted on behalf of the Issuing Bank hereunder; and it is understood that in determining the scope of its obligations with respect to the Issuing Bank’s products or services covered in this Agreement, ACE may rely on the information provided by such Issuing Bank;

(e)                            NetSpend agrees to ensure that training material and regulatory compliance materials furnished to ACE are updated from time to time as NetSpend determines to be reasonably necessary;

(f)                              NetSpend and ACE acknowledge that the Issuing Bank is required to adopt a detailed compliance program to ensure adequate monitoring, supervision, and control over NetSpend and ACE and the activities that NetSpend and ACE perform on behalf of the Issuing Bank.  Such oversight includes ensuring NetSpend’s and ACE’s own anti-money laundering compliance programs are detailed, thorough, and implemented accurately and fully in compliance with applicable law;

(g)                           NetSpend and ACE acknowledge that the Issuing Bank may undertake an

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annual review conducted under the auspices of the Issuing Bank’s compliance officer to determine if NetSpend and ACE are operating in compliance with the Issuing Bank’s established policies and procedures regarding the marketing, solicitation, customer service or other activities related to the Issuing Bank’s authorized bank products or services;

(h)                           NetSpend and ACE acknowledge that the Issuing Bank may institute a system for tracking and resolving consumer complaints involving NetSpend Cards and programs hereunder in a timely manner and each agrees to provide an annual report regarding consumer complaints and their resolution to the Issuing Bank’s board of directors;

(i)                               NetSpend and ACE acknowledge that a review and approval process will be undertaken by the Issuing Bank for all NetSpend Card and program disclosures, advertising, and other promotional material and that such process will be timely communicated to ACE;

(j)                               NetSpend and ACE acknowledge that NetSpend and ACE in their capacity as the Issuing Bank’s authorized delegate and representative, are all subject to control and supervision by the appropriate office of the Federal Regulator. This control and supervision includes, without limitation, the ability to require that the Issuing Bank obtain Federal Regulator’s approval (or non-objection) before entering into any contractual arrangement with NetSpend and ACE and the right of the Federal Regulator to approve specific contractual language;

(k)                            NetSpend and ACE acknowledge that the Federal Regulator may require ACE, in its capacity as the Issuing Bank’s authorized delegate and representative, to submit periodic reports to the Federal Regulator regarding its performance under this Agreement. If any such reports are required, NetSpend will ensure that the Issuing Bank informs ACE of the required content of any such report and shall provide reasonable assistance to ACE in preparing such report;

(l)                               NetSpend and ACE acknowledge that the Federal Regulator may require the Issuing Bank to modify or terminate its relationship with NetSpend and ACE at any time.  NetSpend agrees to employ its best efforts to ensure that the Issuing Bank will use commercially reasonable efforts to avoid any required termination or material modification of its relationship with ACE, and to the extent that Federal Regulator requires modification or termination in spite of the Issuing Bank’s reasonable efforts, NetSpend will employ it as best efforts to ensure that the Issuing Bank provides as much advance written notice thereof as possible to ACE (and in the case of a termination of such relationship, to engage a Successor Bank for such relationship pursuant to Section 18); and

(m)                         The Federal Regulator may institute any other requirements or conditions that the Federal Regulator deems appropriate for the particular purpose of reviewing the Issuing Bank’s compliance program, which may include an examination of ACE’s programs and its records relating to performance of this Agreement.

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20.                                 Indemnification.

(a)                            NetSpend hereby agrees to indemnify and hold harmless ACE and its agents, employees, officers, directors, successors, and permitted assigns (collectively, the “ACE Indemnified Persons”) against, and will pay or reimburse the ACE Indemnified Persons as suffered or incurred any and all losses, claims, or expenses (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising from or connected with the inaccuracy of any representation or warranty of NetSpend under this Agreement and/or the Prior Agreement and the performance or nonperformance of NetSpend’s obligations under this Agreement and/or the Prior Agreement; provided, however, that NetSpend shall not have any indemnification obligations hereunder for any losses, claims or expenses to the extent caused by any act or omission of ACE in violation of this Agreement.

(b)                           ACE hereby agrees to indemnify, defend, and hold harmless NetSpend and its agents, employees, officers, directors, successors, and permitted assigns (collectively, the “NetSpend Indemnified Persons”) against, and will pay or reimburse the NetSpend Indemnified Persons as suffered or incurred, any and all losses, claims or expenses (including, without limitation, reasonable attorneys’ fees and expenses), including any liability NetSpend has to the Issuing Bank, in any way arising from or connected with the inaccuracy of any representation or warranty of ACE under this Agreement and/or the Prior Agreement or the performance or nonperformance of ACE’s obligations under this Agreement and/or the Prior Agreement; provided, however, that ACE shall not have any indemnification obligations hereunder for any losses, claims or expenses to the extent caused by any act or omission of NetSpend in violation of this Agreement or in violation of any agreement with the Issuing Bank.

(c)                            In no event shall either Party be liable for any consequential, indirect, punitive, special, or exemplary damages relating to this Agreement.

(d)                           The Parties’ respective indemnification obligations under this Section 20 shall survive the termination of this Agreement.

21.                                 Confidentiality.  Except for disclosures to the Issuing Bank, the Parties shall keep this Agreement and its terms confidential, and each Party shall keep the Confidential Information of the other Party confidential and shall not use any of that Confidential Information for any purpose other than in connection with this Agreement (or for regulatory compliance and market research purposes).  The “Confidential Information” of a Party is any trade secret or other confidential or proprietary information relating to that Party’s services, business, or customers; except that information that is generally known to the public or in the industry (other than by a breach of this Section 21), is in the possession of the receiving Party before disclosure by the other Party, or is or becomes available to the receiving Party from a source that (to the receiving Party’s knowledge) is not bound by any nondisclosure obligation to the other Party is not “Confidential Information” of the other Party under this Agreement.  A Party may, without violating this Section 21, make such disclosures (a) to its directors, officers, employees, attorneys, and other agents as may be necessary to permit that Party to perform its obligations and to exercise its rights hereunder, and (b) as it reasonably deems are required by law, though a Party will use its reasonable efforts to notify the other Party in advance of any such disclosure

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required by law.  The Parties’ respective obligations under this Section 21 shall survive the termination of this Agreement.

22.                                 Compliance with Laws.

(a)                            The Parties will perform their respective obligations under this Agreement in compliance, in all material respects, with all applicable laws, orders, or regulations.  ACE shall adopt (as necessary) and maintain programs, policies and procedures, which shall be subject to NetSpend’s review and approval, designed to ensure that the Agent Services conducted by ACE under this Agreement are in compliance with all applicable federal and state laws, rules and regulations (as modified or amended from time to time). These shall include, to the extent applicable to the Agent Services provided by ACE, programs, policies and procedures relating to:

(i)                                     Emergency Preparedness;

(ii)                                  Electronic Funds Transfers;

(iii)                               Truth in Savings;

(iv)                              Funds Availability;

(v)                                 Financial Record Keeping;

(vi)                              Bank Secrecy;

(vii)                           Equal Credit Opportunity;

(viii)                        Bank Bribery Act;

(ix)                                Fair Debt Collection;

(x)                                   Right to Financial Privacy;

(xi)                                Unfair or Deceptive Credit Practices;

(xii)                             Know your customer policy;

(xiii)                          Notices (30 days) to customers of changes in the Electronic Accounts Deposit Agreement;

(xiv)                         The Gramm-Leach-Bliley Act; and

(xv)                            The Patriot Act.

(b)                           ACE and NetSpend acknowledge and agree that certain Customer Data is

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subject to all terms and conditions governing information that is considered “cardholder data” or “sensitive authentication data” under the Payment Card Industry Data Security Standard (the “PCI Standard”), and with respect to the Issuing Banks, may include “Customer Information” as defined under GLBA, 15 U.S.C. § 6801.  ACE acknowledges its responsibility to safeguard Customer Data in its possession or control, both during and after the termination of the Agreement. ACE shall perform its obligations under the Agreement in compliance with all applicable requirements of the PCI Standard in the performance of any obligations concerning NetSpend Cards or Customer Data. ACE agrees to notify NetSpend in writing prior to disposing of any Customer Data (except in accordance with applicable law and its general procedures for disposing of Customer Data as previously disclosed to NetSpend), and only to dispose of Customer Data in a manner reasonably acceptable to NetSpend and the Issuing Banks.  ACE shall comply with all reasonable requests for information from NetSpend, including, without limitation, all requests for information arising from third-party or internal audits regarding security incidents, on behalf of NetSpend, any Issuing Bank, PCI representatives, PCI approved third parties, and any governmental authority or regulator exercising jurisdiction (“Approved Persons”). ACE shall make available to Approved Persons upon reasonable request all books and records regarding security processes and procedures, use of Customer Data, disaster recovery planning, the Agreement, and the services rendered hereunder.  ACE will provide full cooperation with and access for Approved Persons to conduct a thorough security review after any security intrusion, any loss or unauthorized release of Customer Data, or otherwise in connection with ACE’s or Stores’ breach of any obligation under the Agreement concerning Customer Data.

(c)                            Each of ACE and NetSpend shall provide to the other (i) an annual certification, executed by a senior executive officer of such Party, that such Party has appropriate internal controls designed to ensure compliance with applicable state and federal law (including laws relating to money laundering, terrorism or terrorist financing), including an appropriate BSA/AML program and process for monitoring and detecting of suspicious activities and (ii) copies of any third party audits conducted for such Party with respect to such matters, subject to any restrictions on such delivery as may be imposed by any regulatory or governmental authority with jurisdiction over such Party.

23.                                 Access to Records.

(a)                                  NetSpend shall maintain accurate records with respect to all issuances of the NetSpend Cards and the provision of the services related to the NetSpend Cards to customers, the receipt of all payments and other amounts from customers, all transactions of customers using the NetSpend Cards, and all other matters related to this Agreement and copies of all documents and other materials related to NetSpend’s obligations to ACE under this Agreement, including without limitation NetSpend’s compliance with applicable state and federal law (including laws relating to money laundering, terrorism or terrorist financing).  Within thirty (30) days of ACE’s written request to NetSpend, but not more than twice in any twelve-month period, ACE, by its duly authorized agents and representatives, shall have the right to inspect such records, documents and materials from time to time during ordinary business hours, subject to (i) such security procedures as NetSpend may reasonably impose and (ii) such limitations as may be required under applicable governmental or regulatory rules, regulations or statutes governing the conduct of NetSpend’s business; provided, however, that (except as

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provided elsewhere in this Agreement) the Parties shall have no obligation to disclose to each other, or to inspect or copy, or have any other right of access to any other corporate financial information, or Customer Data, or to obtain photocopies of such records, documents and materials.  ACE agrees that any records, documents, and materials made available for inspection under this Section 23 shall be deemed Confidential Information of NetSpend that is subject to Section 21 and NetSpend’s Privacy Policy, except with respect to any disclosure required by any regulatory agency with jurisdiction over ACE, or Section 21.

(b)                           Within thirty (30) days of NetSpend’s written request to ACE, but not more than twice in any twelve-month period, NetSpend, by its duly authorized agents and representatives, shall have the right to inspect the records, documents, materials, procedures and facilities maintained by ACE relating to the NetSpend Cards and this Agreement, including without limitation ACE’s compliance with applicable state and federal law (including laws relating to money laundering, terrorism or terrorist financing) and the corresponding program requirements of NetSpend and any Issuing Bank from time to time during normal business hours, subject to (i) such security procedures as ACE may reasonably impose and (ii) such limitations as may be required under applicable governmental or regulatory rules, regulations or statutes governing the conduct of ACE’s business; provided, however, that (except as provided elsewhere in this Agreement) the Parties shall have no obligation to disclose to each other, or to inspect or copy, or have any other right of access to any other corporate financial information, or Customer Data, or to obtain photocopies of such records, documents and materials.  NetSpend agrees that any records, documents and materials made available for inspection under this Section 23(b) shall be deemed Confidential Information of ACE that is subject to Section 21 and ACE’s Privacy Policy, except with respect to any disclosure required by any regulatory agency with jurisdiction over NetSpend, or Section 21.

(c)                            NetSpend will provide to ACE, within ten (10) Business Days after they are available, annual audited financial statements, including at least a balance sheet and statement of profits and losses, together with the report of independent certified public accountants relating thereto.

24.                                 Notice.  Any notice, consent, or other communication to be given under this Agreement by either Party to the other Party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by prepaid overnight express delivery service or same-day local courier service, or (d) delivered by prepaid facsimile communication, in any case to the address or number set forth below or at such other address or number as may have previously been designated by a Party for it by notice to the other Party in accordance with this Section 24.  Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt.  Mailed notices shall be deemed given three Business Days after mailing.  (A “Business Day” is any Monday through Friday other than a day that is a Federal Reserve Bank holiday or other applicable bank holiday.)  Notices delivered by facsimile communication shall be deemed given upon receipt by the sender of the communication confirmation.

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If to ACE:	ACE Cash Express, Inc.
1231 Greenway Drive
Suite 600
Irving, Texas 75038
Facsimile no.: (972) 582-1426
Attn: General Counsel

If to NetSpend:	NetSpend Corporation
710 Brazos, Suite 1200
Austin, Texas 78701
Facsimile no.: (512) 532-8309
Attn: General Counsel

25.                                 Assignment.  Except as provided in this Agreement, the rights and obligations under this Agreement may not be assigned or delegated by either Party without the prior written consent of the other Party, and any such purported assignment or delegation without such consent shall be void.  Either Party may assign its rights and obligations under this Agreement to any entity that controls, is controlled by, or is under common control with such Party, so long as that other entity is not a direct competitor of the non-assigning Party and is capable of performing (and agrees to perform) the obligations of the assigning Party under this Agreement.  Any requested consent to assignment will not be unreasonably withheld by a Party, unless the entity to which the assignment is to be made is a direct competitor of the non-assigning Party (in which case, consent shall be in the sole discretion of the non-assigning Party).

26.                                 Governing Law.  This Agreement shall be governed by, construed in accordance with, and enforced under the laws of the State of Texas.

27.                                 Force Majeure.  Except as otherwise expressly set forth herein, in the event a Party shall be delayed or hindered in, or prevented from, the performance of any act required of it hereunder by reason of strike, inability to procure materials, failure of power, telecommunications or connectivity failure, restrictive governmental laws or regulations, inability to obtain or maintain (for any reason outside of a Party’s reasonable control) any governmental or regulatory license or authorization, riot, insurrection, war, act of God, or other event outside that Party’s reasonable control (each such cause or event being hereinafter referred to as a “Force Majeure”), then performance of such acts will be excused for the period of the delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.  Any time a Party is experiencing a Force Majeure that is expected to result in a significant failure or delay, such Party will give notice to the other Party describing the Force Majeure and the nature of the failure or delay and giving an estimate as to how long the delay will be.  A Party claiming an excusable delay or failure under this Section 27 shall use reasonable efforts to alleviate or overcome the Force Majeure as soon as practicable.

28.                                 Offset.  A Party shall be entitled to credit or offset an amount equal to any or all amounts due to it by the other Party under this Agreement.

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29.                                 Dispute Resolution.  Any dispute or controversy arising out of or relating to this Agreement or the interpretation or termination of this Agreement (“Dispute”), shall be resolved or settled by arbitration before a single arbitrator pursuant to the Rules for Commercial Arbitration of the American Arbitration Association (the “Rules”).  Arbitration may be commenced at any time by a Party’s giving written notice to the other Party and to Issuing Bank that a Dispute has been referred to arbitration under this Section 29.  The arbitration proceeding shall be conducted in Dallas County, Texas.  The arbitrator shall be selected by agreement of the Parties, but if they do not so agree within twenty (20) days after the date of the notice referred to in the second preceding sentence, the selection shall be made by the Dallas office of the American Arbitration Association pursuant to the Rules.  Any award rendered by the arbitrator shall be conclusive and binding upon the Parties.  This provision for arbitration shall be specifically enforceable by either of the Parties, and judgment upon the arbitration award may be entered and enforced in any court having jurisdiction over the Parties or their respective assets, it being the intent of the Parties that these arbitration provisions be enforced to the fullest extent permitted by applicable law.  Each of the Parties shall pay its own expenses of arbitration (including, without limitation, those of its own counsel and witnesses), and the expenses of the arbitrator shall be shared equally by the Parties; except that if, in the opinion of the arbitrator, any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his or her award, all or part of the arbitration expenses of the other Party (including, without limitation, its reasonable attorneys’ fees) and of the arbitrator against the Party asserting that unreasonable claim, defense, or objection.  Nothing in this Section 29 precludes a Party from applying to a court having jurisdiction to (a) seek provisional or temporary injunctive relief, in response to an actual or threatened breach of this Agreement or otherwise to avoid irrevocable damage or maintain the status quo, until a final arbitration decision or award is rendered or a Dispute is otherwise resolved or (b) enforce the provisions of this Section 29.  Nothing in this Section 29 precludes the Parties from resolving a Dispute by agreement at any time.

30.                                 Amendment; Waiver.  This Agreement may only be amended by the written consent of both Parties, and any provision hereof may be waived only by a document signed by the Party against which the waiver is sought to be enforced.  A Party’s failure or delay in enforcing the other Party’s performance of any of such other Party’s obligations under this Agreement shall not be a waiver of any of those obligations.

31.                                 Invalid Provisions.  If any provision of this Agreement is ever held to be invalid or unenforceable, that provision will be severed from the rest of this Agreement, and all of the other provisions of this Agreement will remain in effect, but will be amended by the Parties to the extent possible to result in this Agreement having the same relative economic benefits and detriments to the Parties as existed before the severance of the invalid or unenforceable provision.

32.                                 Entire Agreement.  This Agreement (together with the Schedules hereto, which are integral parts of this Agreement) contains the entire agreement of the Parties as to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

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33.           Binding Effect; No Third-Party Beneficiaries.  This Agreement and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the Parties and their legal successors and permitted assigns.  Except as otherwise expressly provided in Section 1, nothing in this Agreement, expressed or implied, is intended to confer upon any person or entity, other than the Parties and their legal successors and permitted assigns, any rights, benefits, or obligations.

34.           Compliance with Gramm-Leach-Bliley Act.  Notwithstanding the foregoing, nothing herein shall require either Party to violate Title V of the Gramm-Leach-Bliley Act or any regulation promulgated thereunder with respect to the privacy of the customers of any financial institution.

35.           Press Releases.  Neither Party shall issue a press release making reference to this Agreement, the other Party to this Agreement, or to the services provided by such Party pursuant to this Agreement, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

36.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one, and the same, document

37.           Effectiveness; Termination of Prior Agreement.  The effectiveness of this Agreement is contingent upon the closing (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof, by and among NetSpend Holdings, Inc., Aurora Acquisition Sub, Inc., Skylight Acquisition I, Inc., Skylight Holdings I, LLC, JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P. and Oak Investment Partners X, L.P. (the “Merger Agreement”).  In the event the Closing does not occur for any reason, this Agreement shall be null and void and of no further force and effect and the Prior Agreement shall continue in effect (taking into account any actions or notifications previously delivered by the Parties) in accordance with its terms.  The first day of the month in which the Closing occurs shall be deemed to be the “Effective Date” of this Agreement.  The effectiveness of this Agreement is additionally contingent upon the execution and delivery of the Bank Agreement with Meta.  On the Effective Date, the Prior Agreement shall be deemed amended and restated in its entirety by this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written, to be effective as of the Effective Date.

ACE CASH EXPRESS, INC.

By:	/s/ Ted Eades
Name:	Ted Eades
Title:	Senior Vice President

NETSPEND CORPORATION

By:	/s/ Daniel R. Henry
Name:	Daniel R. Henry
Title:	CEO

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Schedule 1

DEPOSIT AND TRANSMISSION PROCEDURES

On the Business Day following the day that Customer Transaction(s) are processed by ACE, ACE will (a) cause those funds constituting Card Payments (less the amount of any Cash Withdrawals) to be credited, through the Automatic Clearinghouse system, to a custodial customer bank account designated by NetSpend at the Issuing Bank (or in the event that Cash Withdrawals exceed the amount of Card Payments, to cause such amount to be credited from such account to an account designated by ACE), (b) cause those funds constituting NetSpend’s portion of any Customer Fees to be credited, through the Automatic Clearinghouse system, to a bank account designated by NetSpend, and (c) make Customer Data available for electronic communication to NetSpend (as initiated by NetSpend) to correspond to such funds remittance.

On or before the fifth (5th) Business Day of each month, NetSpend shall provide ACE with a calculation of the NetSpend Fees and ACE’s portion of any Customer Fees generated on the ACE/NetSpend Acquisition Website (which shall include an aggregate list of all relevant data necessary to calculate the NetSpend Fees and ACE’s portion of any Customer Fees generated on the ACE/NetSpend Acquisition Website (the “NetSpend Fee/Web Fee Calculation”)), in each case during the immediately preceding month. Payment of the NetSpend Fees and ACE’s portion of any Customer Fees generated on the ACE/NetSpend Acquisition Website corresponding to the NetSpend Fee/Web Fee Calculation will be made by NetSpend initiating a credit, through the Automatic Clearing House system, to a bank account designated by ACE no later than ten (10) days after due date of the NetSpend Fee/Web Fee Calculation.

On or before the thirtieth (30th) day immediately following the termination of this Agreement (and within five (5) Business Days after the end of each calendar month thereafter), NetSpend shall provide ACE with the NetSpend Fee/Web Fee Calculation for such period. Payment of all NetSpend Fees and ACE’s portion of any Customer Fees generated on the ACE/NetSpend Acquisition Website due for any such period will be made by NetSpend’s initiating a credit, through the Automatic Clearinghouse system, to a bank account designated by ACE no later than ten days after due date of the NetSpend Fee/Web Fee Calculation.

If ACE objects to any NetSpend Fee/Web Fee Calculation, ACE shall deliver to NetSpend a dispute notice within five Business Days of receipt by ACE of such NetSpend Fee/Web Fee Calculation. If a dispute notice is delivered to NetSpend, the Parties shall negotiate in good faith to resolve any differences related to the NetSpend Fee/Web Fee Calculation. To assist in this process, NetSpend shall provide ACE with reasonable access, as requested by ACE, to the relevant books and records of NetSpend. Any dispute not resolved by the Parties’ negotiations within thirty (30) Business Days after ACE’s dispute notice shall be a Dispute subject to Section 29.

ACE shall be solely responsible for forwarding payments of the relevant portion of any Customer Fees or NetSpend Fees received by ACE to any franchisees of ACE or of any of ACE’s affiliates whose retail locations are Participating Stores.

The terms of this Schedule 1 shall survive termination of this Agreement.

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Schedule 2

CUSTOMER FEES

Application Fee

ACE shall charge the customer an application fee (the “Application Fee”) for each complete and valid application accepted (and the related Customer Data communication services) at any Participating Store or completed on the ACE/Netspend Acquisition Website.  The Application Fee shall be between $3.95 and $29.95 (unless otherwise agreed by the Parties), and shall be determined by ACE in its sole discretion upon not less than thirty (30) day’s prior written notice to NetSpend. The Application Fee shall be divided between ACE and NetSpend as set forth below; provided, however, that in the event the NetSpend portion of the Application Fee based on the calculation below is less than zero, the NetSpend portion of such Application Fee shall be deemed to be zero and ACE shall be entitled to 100% of such Application Fee, and NetSpend shall not be obligated to pay any additional amounts to ACE in respect of such Application Fee.

Application Fee	ACE Portion	NetSpend Portion

$*** to $***	***% + $***	***% - $***
$*** to $***	***% + $***	***% - $***

Customer Convenience Fee

ACE may charge the customer a convenience fee (the “Customer Convenience Fee”) for Card Payments accepted and/or Cash Withdrawals processed (and related administrative services) by ACE at any Participating Store.  ACE shall be entitled to retain ***% of the Customer Convenience Fee.  The Customer Convenience Fee shall initially be between $1.00 and $3.00 per Card Payment or Cash Withdrawal, irrespective of the amount of the Card Payment or Cash Withdrawal. ACE may increase or decrease the Customer Convenience Fee in its sole discretion.

Customer Gift Card Fees

For each Gift Card sold by at any Participating Store or on the ACE/NetSpend Acquisition Website, the customer will be charged a fee (“Customer Gift Card Fee”) amounting to $4.95 per Gift Card, subject to modification by ACE upon notification to NetSpend, provided that the modified fee shall not be less than $3.95 or greater than $19.95.  ACE and NetSpend shall *** be entitled to *** percent (***%) of all Customer Gift Card Fees collected.

*** Confidential Treatment Requested

Schedule 3

NETSPEND FEES

NetSpend Load Fees

NetSpend shall pay to ACE a monthly fee (the “NetSpend Load Fee”) for any Card Payments accepted (and related administrative services) at a Participating Store by ACE or any funds loaded on the NetSpend Service Website in respect of ACE/NetSpend Cards (not including Direct Deposit Loads (as defined below)).  The NetSpend Load Fee shall be equal to a percentage of all Card Payments processed at Participating Stores and funds loaded on the NetSpend Service Website in respect of ACE/NetSpend Cards for each month (not including Direct Deposit Loads), such percentage to be determined based on the aggregate amount of all Card Payments processed at Participating Stores and funds loaded on the NetSpend Service Website in respect of ACE/NetSpend Cards (not including Direct Deposit Loads (as defined below)) for such month as follows:

Monthly Load Volume (not including Direct Deposit Loads)	ACE Percentage

<$***	***	%
>$***	***	%
>$***	***	%
>$***	***	%

Notwithstanding the foregoing, if a customer effects a Cash Withdrawal from a Participating Store using a NetSpend Card in any month, ACE shall pay to NetSpend a card withdrawal fee (the “Card Withdrawal Fee”) equal to a percentage of all Cash Withdrawals effected at Participating Stores for such month, such percentage to be determined based on the aggregate amount of all Card Payments processed at Participating Stores and funds loaded on the NetSpend Service Website in respect of ACE/NetSpend Cards (not including Direct Deposit Loads) for such month as set forth above.  On or before the second (2nd) Business Day of each month, ACE shall provide NetSpend with an aggregate list of the number of all Cash Withdrawals effected at Participating Stores by customers using a NetSpend Card and an aggregate amount of such Cash Withdrawals the preceding calendar month.  Payment of the Card Withdrawal Fees due by ACE will be made by offsetting such amount from the NetSpend Load Fees payable to ACE as set forth above; provided, however, that if the Card Withdrawal Fees exceed the NetSpend Load Fees for a calendar month, ACE will pay such excess amount by initiating a credit, through the Automatic Clearing House system, to a bank account designated by NetSpend within ten (10) days after the due date.

*** Confidential Treatment Requested

Monthly Subscription Fees

NetSpend shall pay to ACE a monthly fee (the “Monthly Subscription Fee”) for each customer holding an ACE/NetSpend Card that is enrolled in a monthly service plan with respect to such ACE/NetSpend Card for which NetSpend will collect a monthly fee from the accountholder (a “Monthly Subscription Account”).  The Monthly Subscription Fee shall be payable for each customer holding an ACE/NetSpend Card that is enrolled in a Monthly Subscription Account for each month or partial month that such customer remains enrolled in such Monthly Subscription Account.  The Monthly Subscription Fee shall be payable ***.  The Monthly Subscription Fee shall be based on the aggregate amount of all Card Payments processed at Participating Stores and funds loaded on the NetSpend Service Website in respect of ACE/NetSpend Cards and all Direct Deposit Loads (as defined below) (such aggregate amount, the “Total Load Volume”) for such month as follows:

Total Load Volume	Monthly Subscription Fee

<$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***

Annual Subscription Fees

NetSpend shall pay to ACE a fee (the “Annual Subscription Fee”) for each customer holding an ACE/NetSpend Card that enrolls in an annual service plan with respect to such ACE/NetSpend Card for which NetSpend will collect an annual fee from the accountholder (an “Annual Subscription Account”).  The Annual Subscription Fee shall be payable for each customer holding an ACE/NetSpend Card that is enrolled in an Annual Subscription Account for each month in which NetSpend collects an annual fee from such customer.  The Annual Subscription Fee shall be payable ***.  The Annual Subscription Fee shall be based on the Total Load Volume for such month as follows:

Total Load Volume	Annual Subscription Fee

<$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***

*** Confidential Treatment Requested

Direct Deposit Fees

NetSpend shall pay to ACE a monthly fee (the “Direct Deposit Fee”) for each customer holding an ACE/NetSpend Card that is enrolled in a direct deposit program with respect to such ACE/NetSpend Card.  The Direct Deposit Fee shall be payable ***. The Direct Deposit Fee shall be equal to a percentage of all dollars loaded onto such customer’s ACE/NetSpend Card account via direct deposit in accordance with the normal terms of the direct deposit program (“Direct Deposit Loads”), such percentage to be determined based on the aggregate amount of all Direct Deposit Loads for such month as follows:

Direct Deposit Load Volume	ACE Percentage

<$***	***	%
>$***	***	%
>$***	***	%
>$***	***	%

In addition, ***.

*** Confidential Treatment Requested

Transaction Fees

NetSpend shall pay to ACE a monthly fee (the “Transaction Fee”) for each purchase, ATM or other signature, PIN or debit card transaction (each, a “Transaction”) by a customer using an ACE/NetSpend Card.  For purposes of this Agreement, an “ACE/NetSpend Card” is a NetSpend Card purchased directly from or through a Participating Store or on the ACE/NetSpend Acquisition Website.  An ACE/NetSpend Card so purchased shall remain an ACE/NetSpend Card notwithstanding the expiration and renewal of such ACE/NetSpend Card.  In addition, all cards activated on the same account as an ACE/NetSpend Card shall constitute ACE/NetSpend Cards.  For the avoidance of doubt, any NetSpend Card that would have constituted an ACE/NetSpend Card immediately prior to the Effective Date of this Agreement shall constitute an ACE/NetSpend Card after the Effective Date.  NetSpend represents and warrants to ACE that all NetSpend Cards for which ACE received Subscription Fees, Direct Deposit Fees or Transaction Fees from NetSpend immediately prior to the Effective Date constitute ACE/NetSpend Cards as defined herein.

The Transaction Fee shall be payable ***.

The NetSpend Load Fee shall be based on the Total Load Volume for such month as follows:

Total Load Volume	Transaction Fee

<$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***
>$***	$	***

Gift Card Fees

As permitted by law, and on a monthly basis, ACE shall receive *** percent (***%) of all maintenance fees assessed by NetSpend with respect to Gift Cards sold at Participating Stores or on the ACE/NetSpend Acquisition Website.

*** Confidential Treatment Requested

Schedule 4

MARKETING INFORMATION

Display by ACE is required
Application & FAQ Flyer
Produced by NetSpend

Availability by ACE is required
Temporary Card with Welcome Kit
Produced by NetSpend

Display by ACE is required
Window Cling
Produced by NetSpend

Display by ACE is optional
Vinyl Product Poster
Produced by NetSpend

Vinyl Promotional Poster	Display by ACE is optional Produced by NetSpend as necessary and agreed upon by NetSpend and ACE

Display by ACE is required
ACE Service Menu Listing
Produced by ACE

*** Confidential Treatment Requested

Schedule 5

ACE EMPLOYEE ACCOUNTS

NETSPEND OBLIGATIONS

•                  Marketing Materials:  Prepare marketing, disclosure (including, without limitation, monthly statements for all ACE Employee Accounts) and enrollment materials for use by ACE in rolling out and administering the ACE Employee Accounts.

•                  Free Fee Advantage: As part of the offering, NetSpend will provide a complimentary FeeAdvantage monthly subscription to every ACE Employee Account.  The subscription will renew every month as long as ACE has posted a direct deposit transaction into the ACE Employee Account at any time during the preceding 30 days.

•                  *** Transactions: ***

•                  Free Wireless Alerts: NetSpend will provide all ACE Employee Accounts with free enrollment into NetSpend Wireless Alerts.

*** Confidential Treatment Requested

Schedule 6

REPORTS

***

*** Confidential Treatment Requested

Schedule 7

NETSPEND CUSTOMER SERVICE REQUIREMENTS

1.                                      Consumer Service Calls.  Front-line, consumer service calls will be answered by NetSpend *** of the time within *** after the time the call enters the queue.  The consumer service call abandoned rate will not exceed *** on one hundred percent (100%) of all incoming calls received during the standard customer service hours outlined below for each year covered by the agreement.  Upon request, at intervals which will not exceed a monthly frequency, ACE can receive reports from NetSpend related to NetSpend’s performance against the minimum consumer service level requirements described in this Schedule 6.

2.                                      Customer Service Hours.  NetSpend customer service will be open from 8:00 A.M. to 9:00 P.M. Central Time, (“CT”) on business days and 8:00 A.M. to 5:00 P.M. (CT), Saturdays and Sundays (excluding Thanksgiving, Christmas and New Years Day).

3.                                      Resolution of Payment Inquiries.  Standard research inquiries shall be handled in compliance with Regulation E.  It is NetSpend’s policy and practice to continuously improve customer service, including responses to consumer inquiries.

4.                                      Standard of Care.  The Parties agree to use reasonable care in accordance with industry standards regarding consumers (i.e., in compliance with Regulation E).  If a Party fails to meet this standard, it must take corrective action as provided in this Agreement.

5.                                      Disaster Recovery.  NetSpend shall provide a “hot” back-up center capable of ensuring that all ACE point of sale and debit/ATM network transactions could be processed normally within fifteen minutes after the occurrence of any unplanned outage.  Such back-up center will be completely separate from and located at least ten miles from NetSpend’s primary data center.  NetSpend also agrees to test such back-up center at least annually and provide ACE or its designated representatives with documented results to show actual recovery times and results.

6.                                      System Availability.  NetSpend systems used to provide NetSpend Services shall be fully operational at least *** of the time during any calendar month, excluding reasonable scheduled maintenance.  ACE systems necessary for NetSpend to provide the NetSpend Services shall be fully operational at least *** of the time during any calendar month, excluding reasonable scheduled maintenance.

7.                                      System Response Times.  NetSpend systems will respond to POS/consumer transactions conducted in Participating Stores within *** of the request, for at least *** of all transactions, as measured over any consecutive seven-day period.  This response time will be measured by the ACE host system.  NetSpend will not be responsible for response times between the ACE host and the ACE POS.

*** Confidential Treatment Requested

Schedule 8

CARD DESIGNS

(See Attached)